Exhibit 10.3

AMENDED AND RESTATED OMNIBUS AMENDMENT

TO

OUTSTANDING STOCK OPTION AGREEMENTS UNDER

FMSA HOLDINGS INC. 2014 LONG TERM INCENTIVE PLAN

THIS AMENDED AND RESTATED OMNIBUS AMENDMENT is made this 28th day of October, 2016, by Fairmount Santrol Holdings Inc. (the “Company”).

WITNESSETH:

WHEREAS, from time to time the Company has granted stock options under the FMSA Holdings Inc. 2014 Long Term Incentive Plan (the “Plan”) as such awards are set forth in certain Stock Option Agreements (including any associated Notice of Grant) (the “Agreements”);

WHEREAS, in December 2015, the Company amended such Agreements to provide that any Nonvested Option Shares (as defined in the Agreements) shall become Vested Option Shares (as defined in the Agreements) upon the optionholder’s death, disability or retirement and to provide that an optionholder who retires shall be entitled to exercise the option until the original expiration date of the option (“Omnibus Amendment”);

WHEREAS, the Company desires to amend and restate the Omnibus Amendment herein to ensure that Section 3(c) of certain Agreements is not inadvertently replaced; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that, pursuant to Section 10(c) of the Plan, the Company has the power to amend and restate the Omnibus Amendment without the written consent of the optionholder.

NOW, THEREFORE, effective as of October 28, 2016, with respect to all currently outstanding stock options granted under the Plan prior to December 31, 2015, the Company hereby amends all currently outstanding Agreements as follows:

1.    The Agreements are hereby amended by replacing Section 2(b) with Section 2(b)(i) or by adding a new Section 2(b)(i) to the Agreement as follows:

“2(b)(i)     Retirement. Notwithstanding any provision herein to the contrary, if your employment terminates or service ceases due to your Retirement (as defined below), then the Option shall continue to vest as if your employment had not terminated. Accordingly, any Nonvested Option Shares shall become Vested Option Shares on the date(s) they were scheduled to vest under the Notice of Grant. For purpose of this Agreement, “Retirement” means your voluntary separation from service (as such term is defined in Section 409A of the Internal Revenue Code, as amended, and the regulations and guidance issued thereunder (“Section 409A”)) after you have attained age 55 and have provided at least ten years of service to the Company or any of its Subsidiaries.”

2.    The Agreements are hereby amended by adding the following Section 2(b)(ii) to the Agreements as follows:

“2(b)(ii)    Death or Disability. Notwithstanding any provision herein to the contrary, if your employment terminates or service ceases due to your death or disability (within the meaning of section 22(e)(3) of the Code), then, upon your termination of employment or service, any Nonvested Option Shares that were scheduled to vest within the one-year period following your termination of employment or service under the Notice of Grant shall become Vested Option Shares.”

AMENDED AND RESTATED OMNIBUS AMENDMENT

TO

OUTSTANDING STOCK OPTION AGREEMENTS UNDER

FMSA HOLDINGS INC. 2014 LONG TERM INCENTIVE PLAN

3.     The Agreements are hereby amended by adding a new Section 3(d) or replacing Section 3(c) in its entirety with the following:

“3(c)/3(d)    Retirement. If you cease to perform services for the Company or any Subsidiary due to your Retirement (as defined in Section 2(b) above), this Option may be exercised by you at any time until the Expiration Date, but only to the extent this Option is or becomes exercisable for Vested Shares at or following your Retirement (including any vesting that occurs pursuant to Section 2(b)(i) above).”

4.    Any capitalized term not otherwise defined in this Amended and Restated Omnibus Amendment shall have the meaning ascribed to such term in the Agreements or the Plan, as applicable.

5.    This Amended and Restated Omnibus Amendment modifies or adds only the provisions specified herein. All other provisions of the Agreements remain in full force and effect.

IN WITNESS WHEREOF, a duly authorized officer of the Company has caused this Amended and Restated Omnibus Amendment to be executed this 28th day of October, 2016.

FAIRMOUNT SANTROL HOLDINGS INC.

By:	/s/ David J. Crandall

ITS:	SVP, General Counsel and Secretary